ASSET PLEDGE

THIS ASSET PLEDGE AGREEMENT dated for reference September 13, 2010,

BETWEEN:

CORNELIUS O’CONNELL., a person, having a residence at 919 St. Charles
Street, Victoria, British Columbia, V8S 3P7

(“Secured Party”)

AND:

CHEETAH OIL & GAS LTD., a corporation incorporated under
the laws of Nevada, having an office at 17 Victoria Road, Nanaimo,
British Columbia, V9R 4N9

(“Debtor”)

WITNESS THAT WHEREAS:

A.           Pursuant to a Loan Agreement (hereinafter called the “Loan Agreement”) dated as of September 13, 2010 between the Secured Party and the Debtor, the Secured Party agreed, on the terms and conditions therein set out, to loan $24,000 to the Debtor.

B.           As security for the Debtor’s obligations under the Loan Agreement and any promissory notes issued by the Debtor pursuant thereto, the Debtor has agreed to pledge first charge on the assets of the Company’s 100% interest in the company’s 8% gross interest currently held in the PPF-12 oil well at Belmont Lake Mississippi until the debt is paid in full.

C.           Terms used in this Agreement that are defined in the Loan Agreement, unless the context otherwise requires or unless they are otherwise defined herein, shall have the meanings given to them in the Loan Agreement

               THEREFORE in consideration of the premises and of other valuable consideration:

1.           the Debtor irrevocably covenants and agrees with the Secured Party that upon the occurrence of an Event of Default under of the Loan Agreement or upon a demand for payment under a promissory note issued there under, the Secured Party shall be entitled and shall have the right and the power to do or cause to be done any or all of the following:

1.1           the Secured Party may, forthwith without any advertisement and without any other notice or formality, all of which are hereby irrevocably waived, sell 100% of the Debtors 8% gross interest in the PPF-12 oil well of the Company by public or private sale for such price in money or other consideration and upon such terms and conditions as it deems best, as fully and effectually as if the Secured Party were the absolute owner thereof;

1.2           the Secured Party may hold all income from the Pledged Security, and the proceeds of any collection or realization of the Pledged Security, after deduction of all expenses thereof, which with interest shall be borne by the Debtor, as security as aforesaid and/or applied against any of the Obligations as the Secured Party deems best;

1.3           the Secured Party may compound, compromise, grant extensions, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Debtor and others and the Pledged Security as it sees fit, without prejudice to any of its rights;

1.4           the Secured Party may exercise all rights and powers and perform all acts of ownership in respect of the Pledged Security to the same extent as the Debtor might do and the Debtor shall forthwith repay all consequent outlay and expense with interest;

1.5           the Secured Party, or any officer thereof, or any of them, as the attorney irrevocable of the Debtor, with full powers of substitution, may transfer or cause the redemption or repurchase of all or any of the Pledged Security and may fill in any blanks in any asset transfers, bonds or debentures or any power of attorney or other documents delivered to any of them or it or deliver any notice required to be sent to CHEETAH OIL & GAS LTD. in respect of any redemption or repurchase or otherwise;

1.6           at the request of the Secured Party, the Debtor will, at its own expense, execute all such transfers and documents as may be reasonably required, with all such powers of sale and other necessary powers as may be expedient for vesting in the Secured Party, or such person or persons as the Secured Party may appoint, all and every of the Pledged Security.

2.             the Debtor covenants and agrees with the Secured Party that:

2.1           the Secured Party may delegate its powers and any delegate may sub-delegate the same and any of the powers hereby given may be exercised in the name and on the behalf of the successors and assigns of the Debtor;

2.2           the Secured Party shall have the right but shall not be bound nor required to exercise any option or right which the holder of any Pledged Security may at any time have;

2.3           the Secured Party shall not be bound under any circumstances to realize upon the Pledged Security or to allow any Pledged Security to be sold, redeemed or repurchased, and shall not be responsible for any loss occasioned by any sale of any of the Pledged Security or by the retention of or refusal to sell the same, nor shall the Secured Party be obliged to collect or see to the payment of dividends or interest theron, but all such dividends or interest shall be forthwith paid to the Secured Party and until so paid shall be held by the Debtor in trust for the Secured Party;

2.4           all costs and charges incurred by the Secured Party with reference to the Pledged Security or the realization thereof (including therein all solicitor and counsel and court costs paid) shall be added to the Obligations and shall be a first charge upon the moneys received;

2.5           any written notice to the Debtor hereunder shall be given in the manner provided for in the Loan Agreement;

2.6           this Asset Pledge Agreement shall be deemed to have been made in the province of British Columbia and shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein: and

3.             Notwithstanding anything to the contrary herein, prior to the Secured Party taking ownership or disposing of the Pledged Security, the Secured Party shall give written notice (the ”Notice”) to the Debtor requesting that the parties forthwith meet and attempt in good faith to agree upon the fair market value of the Pledged Security. If the Secured Party and the Debtor are able to reach an agreement on the fair market value of the Pledged Security, such agreed value shall be deemed to be their fair market value. If the Secured Party and the Debtor are for any reason unable to reach agreement on the fair market value of the Pledged Security with 10 days of the delivery of the Notice, then the Secured Party shall have the right to value the assets without further consultation to the Debtor.

The Asset Pledge Agreement shall enure to the benefit of the Secured Party and be binding upon the Debtor and their respective successors and assigns.

CHEETAH OIL & GAS LTD.		CORNELIUS O’CONNELL

Per:	/s/ signed	Per:	/s/ signed
	Authorized Signatory		Authorized Signatory